Exhibit 99

      Direct General Corporation Announces Third Quarter Results

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 1, 2004--Direct General Corporation (Nasdaq:DRCT) today announced third quarter 2004 net income of $14.3 million or $0.63 per share, on a diluted basis. Comparatively, net income for the third quarter of 2003 was $11.7 million or $0.58 per diluted share, which included net realized gains on investments of approximately $0.05 per share.
    The Company's operating results for the third quarter of 2004 were adversely impacted by one of the worst hurricane seasons on record. As previously announced, the Company incurred approximately $2.3 million of losses associated with the four hurricanes that struck Florida and other parts of the Southeastern United States in August and September. In addition, the Company's finance income was reduced by approximately $1.0 million as a result of extended grace periods provided to our customers in Florida as required by the Florida Department of Financial Services. Finally, the hurricanes disrupted normal sales operations in Florida and surrounding states, which resulted in lower than anticipated premium volumes for the quarter. The combined impact of the catastrophe losses and the lower finance income reduced the current quarter's earnings per share by approximately $0.09, on a diluted basis.
    William Adair, Chairman, CEO and President stated, "The past few months have been extremely difficult for all of the residents in Florida as a result of the four significant hurricanes that impacted almost every region of the entire state. I am very proud of the efforts of our claims staff who have been working closely with our insureds to quickly settle all claims. While these storms adversely impacted our financial results for the quarter, I believe they also highlighted the true strength of our Company. Despite this highly unusual level of hurricane activity in Florida, which represents nearly 50% of our business, we were able to increase net income, excluding net realized gains on investments, by approximately 33% over the prior year quarter."
    For the three months ended September 30, 2004, gross premiums written increased 3.1% to $106.9 million, as compared to the same period in 2003. Over this same period, gross revenues, a non-GAAP financial measure that we use as the primary measure of the underlying growth of our revenue streams from period to period, increased 6.7% to $133.3 million. Gross revenues is reconciled to total revenues in the Selected Financial Data and Key Ratios Table accompanying this press release. Net premiums written for the third quarter of 2004 increased 20.8% to $89.4 million as compared to the third quarter of 2003 as a result of the growth in gross premiums written and an increase in the percentage of business retained to 83.6% from 71.4%. Net premiums earned, a function of net premiums written in the current and prior periods, were $97.3 million and $58.4 million in the three months ended September 30, 2004 and 2003, respectively.
    Net loss ratios, which include both losses and loss adjustment expenses, were 73.7% and 74.0% for the third quarter of 2004 and 2003, respectively. The combined ratio was 79.9% in the third quarter of 2004, as compared to 74.8% for the corresponding period in 2003. Catastrophe losses for the current quarter were approximately $2.3 million, which increased the loss and combined ratios by approximately
2.4 points in the quarter. During both the third quarters of 2004 and 2003, the Company increased its reserves for prior accident quarters, which increased the loss and combined ratios by approximately 0.9 points and 0.4 points, respectively.

    Conference Call

    The Company will hold a one-hour conference call to discuss its third quarter 2004 results at 11:00 a.m. (EST), November 2, 2004. The conference call will be broadcast over the Internet. To listen to the call via the Internet, go to Direct's website, www.direct-general.com, click on Investors and follow the instructions at the webcast link. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com). The archived webcast will be available shortly after the call on the Company's website until the Company's next conference call.

    GENERAL INFORMATION

    Direct General Corporation, headquartered in Nashville, Tennessee, is a financial services holding company whose principal operating subsidiaries provide non-standard personal automobile insurance, term life insurance, premium finance and other consumer products and services through neighborhood sales offices staffed primarily by employee-agents. Direct's operations are concentrated in the southeastern part of the United States. Additional information about Direct can be found online at www.direct-general.com.

    Safe Harbor Statement

    This press release contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
    These statements can be identified from the use of the words "may", "should", "could", "potential", "continue", "plan", "forecast", "estimate", "project", "believe", "intend", "anticipate", "expect", "target", "is likely", "will" or the negative of these terms and similar expressions. Forward-looking statements include, but are not limited to, discussions regarding our operating strategy, growth strategy, acquisition strategy, cost savings initiatives, industry, economic conditions, financial condition, liquidity and capital resources and results of operations. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections.
    Forward-looking statements are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed in this press release. These risks and uncertainties include, without limitation, uncertainties related to fluctuations in interest rates and stock indices; claims frequency and severity experience; cyclical changes in the personal automobile insurance market; the effects of competition in the areas in which the Company operates; changes in economic and regulatory conditions; estimates, assumptions and projections generally; inflation and changes in financial markets; the accuracy and adequacy of the Company's pricing methodologies; the outcome of litigation pending against the Company; court decisions and trends in litigation; the ability to obtain timely approval for requested rate changes; weather conditions including severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions; changes in driving patterns and loss trends; and acts of war and terrorist activities.
    In addition, the Company's past results of operations do not necessarily indicate its future results. The Company undertakes no obligation to publicly update or revise any use of the forward-looking statements. For more detailed discussion of some of the foregoing risks and uncertainties, please see the Company's filings with the Securities and Exchange Commission.


DIRECT GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 (Unaudited)
                                             Three Months Ended
                                                September 30,
                                       -------------------------------
                                                                %
                                          2004       2003     Change
                                       -------------------------------

                                         (In thousands - except per
                                                share amounts)
Revenues
  Premiums earned                      $  97,318  $  58,366      66.7
  Finance income                          11,695     11,246       4.0
  Commission and service fee income       11,874      8,287      43.3
  Net investment income                    2,789      1,681      65.9
 Net realized gains on securities and
  other                                       86      1,512     (94.3)
----------------------------------------------------------------------
     Total revenues                      123,762     81,092      52.6
----------------------------------------------------------------------
Expenses
 Insurance losses and loss adjustment
  expenses                                71,765     43,189      66.2
 Selling, general and administrative
  costs                                   28,393     18,423      54.1
 Interest expense                          1,257      1,562     (19.5)
----------------------------------------------------------------------
     Total expenses                      101,415     63,174      60.5
----------------------------------------------------------------------
 Income before income taxes               22,347     17,918      24.7
 Income tax expense                        7,999      6,182      29.4
----------------------------------------------------------------------
     Net income                           14,348     11,736      22.3
----------------------------------------------------------------------
 Preferred stock dividends - Series B          -         64        NM
----------------------------------------------------------------------
     Net income available to common
      shareholders                     $  14,348  $  11,672      22.9
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income available to common
  shareholders                         $  14,348  $  11,672
 Dividends paid to preferred
  shareholders                                 -        118
------------------------------------------------------------
 Income for purposes of computing
  diluted earnings per common share    $  14,348  $  11,790
------------------------------------------------------------
Denominator:
 Weighted average common shares
  outstanding                           22,352.1   16,734.9
 Dilutive stock options                    420.7      710.1
 Dilutive warrants                             -       81.5
 Dilutive preferred stock                      -    2,632.0
------------------------------------------------------------
 Weighted average common shares
  outstanding for purposes of computing
  diluted earnings per common share     22,772.8   20,158.5
------------------------------------------------------------

Basic earnings per common share        $    0.64  $    0.70
------------------------------------------------------------
Diluted earnings per common share      $    0.63  $    0.58
------------------------------------------------------------
NM = Not Meaningful


                                                  (Unaudited)
                                               Nine Months Ended
                                                  September 30,
                                         -----------------------------
                                                                 %
                                           2004      2003      Change
                                         -----------------------------

                                          (In thousands - except per
                                                 share amounts)
Revenues
  Premiums earned                        $273,622  $159,817      71.2
  Finance income                           37,158    33,693      10.3
  Commission and service fee income        37,349    24,285      53.8
  Net investment income                     7,686     4,612      66.7
 Net realized gains on securities and
  other                                       146     3,433     (95.7)
----------------------------------------------------------------------
     Total revenues                       355,961   225,840      57.6
----------------------------------------------------------------------
Expenses
 Insurance losses and loss adjustment
  expenses                                200,852   118,178      70.0
 Selling, general and administrative
  costs                                    78,781    53,405      47.5
 Interest expense                           4,148     4,934     (15.9)
----------------------------------------------------------------------
     Total expenses                       283,781   176,517      60.8
----------------------------------------------------------------------
 Income before income taxes                72,180    49,323      46.3
 Income tax expense                        26,796    17,643      51.9
----------------------------------------------------------------------
     Net income                            45,384    31,680      43.3
----------------------------------------------------------------------
 Preferred stock dividends - Series B           -       345        NM
----------------------------------------------------------------------
     Net income available to common
      shareholders                        $45,384   $31,335      44.8
----------------------------------------------------------------------

Earnings per Share
Numerator:
 Net income available to common
  shareholders                            $45,384   $31,335
 Dividends paid to preferred shareholders       -       639
------------------------------------------------------------
 Income for purposes of computing diluted
  earnings per common share               $45,384   $31,974
------------------------------------------------------------
Denominator:
 Weighted average common shares
  outstanding                            22,032.6  13,674.6
 Dilutive stock options                     620.8     668.2
 Dilutive warrants                              -     135.6
 Dilutive preferred stock                       -   4,377.0
------------------------------------------------------------
 Weighted average common shares
  outstanding for purposes of computing
  diluted earnings per common share      22,653.4  18,855.4
------------------------------------------------------------

Basic earnings per common share             $2.06     $2.29
------------------------------------------------------------
Diluted earnings per common share           $2.00     $1.70
------------------------------------------------------------
NM = Not Meaningful


DIRECT GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS


                                   (Unaudited)
                                  September 30, December 31,     %
                                       2004         2003      Change
                                  ------------------------------------
                                        (In thousands)
Assets
 Investments:
   Debt securities available-for-
    sale, at fair value           $    312,287  $   264,998      17.8
   Short-term investments                1,661        1,322      25.6
----------------------------------------------------------------------
       Total investments               313,948      266,320      17.9
 Cash and cash equivalents              88,613       87,342       1.5
 Finance receivables, net              224,600      201,271      11.6
 Reinsurance balances receivable        48,395       57,472     (15.8)
 Prepaid reinsurance premiums           40,287       56,397     (28.6)
 Other assets                           99,129       82,352      20.4
----------------------------------------------------------------------
       Total assets               $    814,972  $   751,154       8.5
----------------------------------------------------------------------

Liabilities and Shareholders'
 Equity
 Loss and loss adjustment expense
  reserves                        $    120,186  $   112,618       6.7
 Unearned premiums                     236,100      213,250      10.7
 Reinsurance balances payable and
  funds held                            45,569       62,223     (26.8)
 Notes payable                         146,559      148,946      (1.6)
 Other liabilities                      28,798       36,722     (21.6)
----------------------------------------------------------------------
       Total liabilities               577,212      573,759       0.6
----------------------------------------------------------------------

----------------------------------------------------------------------
 Shareholders' equity
     Common stock                      108,884       91,853      18.5
     Retained earnings                 128,471       85,735      49.8
     Accumulated other
      comprehensive income (loss)          209         (193)   (208.3)
     Other                                 196            -        NM
----------------------------------------------------------------------
       Total shareholders' equity      237,760      177,395      34.0
----------------------------------------------------------------------
          Total liabilities and
           shareholders' equity   $    814,972  $   751,154       8.5
----------------------------------------------------------------------
NM = Not Meaningful


DIRECT GENERAL CORPORATION
SELECTED FINANCIAL DATA AND KEY RATIOS

The following table presents our gross premiums written in our major markets and provides a reconciliation of gross revenues (a non-GAAP financial measure) to total revenues, a summary of gross, ceded and net premiums written and earned, and key financial ratios for the periods presented ($ in millions):

                                                    (Unaudited)
                                                Three Months Ended
                                                   September 30,
                                              ------------------------
                                                                %
                                                2004   2003   Change
                                              ------------------------
Gross premiums written
   Florida                                     $53.2  $53.3     (0.2)
   Tennessee                                    14.6   15.0     (2.7)
   Georgia                                       6.7    7.3     (8.2)
   Louisiana                                     7.6    7.7     (1.3)
   Texas                                         7.8    4.7     66.0
   Mississippi                                   5.0    4.8      4.2
   All other states                             12.0   10.9     10.1
----------------------------------------------------------------------
Gross premiums written                        $106.9 $103.7      3.1
Ancillary income                                23.6   19.5     21.0
Net investment income                            2.8    1.7     64.7
----------------------------------------------------------------------
   Gross revenues (1)                          133.3  124.9      6.7
Ceded premiums written                         (17.5) (29.7)   (41.1)
Change in net unearned premiums                  7.9  (15.6)  (150.6)
Net realized gains on securities and other       0.1    1.5    (93.3)
----------------------------------------------------------------------
   Total revenues                             $123.8  $81.1     52.7
----------------------------------------------------------------------
Gross premiums written                        $106.9 $103.7      3.1
Ceded premiums written                         (17.5) (29.7)   (41.1)
----------------------------------------------------------------------
   Net premiums written                        $89.4  $74.0     20.8
----------------------------------------------------------------------
Gross premiums earned                         $119.4 $102.1     16.9
Ceded premiums earned                          (22.1) (43.7)   (49.4)
----------------------------------------------------------------------
   Net premiums earned                         $97.3  $58.4     66.6
----------------------------------------------------------------------
Key Financial Ratios
--------------------
Loss ratio - net (2)                            73.7%  74.0%
Expense ratio - net (3)                          6.2%   0.8%
------------------------------------------------------------
  Combined ratio - net (4)                      79.9%  74.8%
------------------------------------------------------------


                                                     (Unaudited)
                                                  Nine Months Ended
                                                    September 30,
                                               -----------------------
                                                                 %
                                                 2004   2003   Change
                                               -----------------------
Gross premiums written
   Florida                                     $189.3 $170.9     10.8
   Tennessee                                     51.6   49.1      5.1
   Georgia                                       25.7   24.2      6.2
   Louisiana                                     26.2   24.0      9.2
   Texas                                         22.8   10.1    125.7
   Mississippi                                   20.1   17.2     16.9
   All other states                              42.0   36.7     14.4
----------------------------------------------------------------------
Gross premiums written                         $377.7 $332.2     13.7
Ancillary income                                 74.5   58.0     28.4
Net investment income                             7.7    4.6     67.4
----------------------------------------------------------------------
   Gross revenues (1)                           459.9  394.8     16.5
Ceded premiums written                          (65.1)(134.3)   (51.5)
Change in net unearned premiums                 (38.9) (38.1)     2.1
Net realized gains on securities and other        0.1    3.4    (97.1)
----------------------------------------------------------------------
   Total revenues                              $356.0 $225.8     57.7
----------------------------------------------------------------------
Gross premiums written                         $377.7 $332.2     13.7
Ceded premiums written                          (65.1)(134.3)   (51.5)
----------------------------------------------------------------------
   Net premiums written                        $312.6 $197.9     58.0
----------------------------------------------------------------------
Gross premiums earned                          $354.8 $288.3     23.1
Ceded premiums earned                           (81.2)(128.5)   (36.8)
----------------------------------------------------------------------
   Net premiums earned                         $273.6 $159.8     71.2
----------------------------------------------------------------------
Key Financial Ratios
--------------------
Loss ratio - net (2)                             73.4%  73.9%
Expense ratio - net (3)                           3.1%   0.2%
-------------------------------------------------------------
  Combined ratio - net (4)                       76.5%  74.1%
-------------------------------------------------------------

(1) Gross Revenues (a non-GAAP financial measure). Gross revenues is the sum of gross premiums written plus ancillary income (finance income and commission and service fee income) plus net investment income (excluding realized gains and losses). We use gross revenues as the primary measure of the underlying growth of our revenue streams from period to period. Gross revenues are reconciled to total revenues in the table above.

(2) Loss ratio. Loss ratio is the ratio (expressed as a percentage) of losses and loss adjustment expenses incurred to premiums earned and measures the underwriting profitability of a company's insurance business.

(3) Expense ratio. Expense ratio is the ratio (expressed as a percentage) of net operating expenses to premiums earned and measures a company's operational efficiency in producing, underwriting and administering its insurance business. For statutory accounting purposes, operating expenses of an insurance company exclude investment expenses, and are reduced by other income. There is no such industry definition for determining an expense ratio for GAAP purposes. As a result, we apply the statutory concept of net operating expenses in calculating our expense ratio on a GAAP basis. We reduce our operating expenses by ancillary income (excluding net investment income and realized gains (losses) on securities) to calculate our net operating expenses.

(4) Combined ratio. Combined ratio is the sum of the loss ratio and the expense ratio and measures a company's overall underwriting profit. If the combined ratio is at or above 100, an insurance company cannot be profitable without investment income (and may not be profitable if investment income is insufficient). We use the GAAP combined ratio in evaluating our overall underwriting profitability and as a measure for comparison of our profitability relative to the profitability of our competitors.

    CONTACT: Direct General Corporation, Nashville
             Investor Relations contact:
             William J. Harter, 901-541-3399
             Fax: 901-366-3875
             Email: bill.harter@directins.com